UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                               December 17, 1996
                               -----------------
                 Date of Report (Date of Earliest Event Reported)





                                   EG&G, Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)






          Massachusetts             1-5075                 04-2052042
          -------------             ------                 ----------
        (State or other     (Commission File Number)      (IRS Employer
         jurisdiction of                                Identification No.)
         incorporation)



                45 William Street, Wellesley, Massachusetts 02181
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)





                                 (617) 237-5100
                                 --------------
              (Registrant's telephone number, including area code)




                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)





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Item 5. Other Events

On December 11, 1996, a judgment in the amount of $4.2 million was entered against EG&G Astrophysics and its parent, EG&G, Inc. (the Company) for infringement of certain claims of a patent held by the University of Alabama-Birmingham Research Foundation and its exclusive licensee, Lunar Corporation. Pursuant to an injunction issued in the case, EG&G Astrophysics is prevented from manufacturing in the United States, and from selling and servicing dual energy baggage scanners for non-governmental customers in the United States. The Company is studying the judgment and considering the appropriateness of an appeal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   EG&G, Inc.



                                   By /s/ John F. Alexander, II
                                      -----------------------------
                                      Senior Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer)





Date: December 17, 1996
      -----------------




















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